Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of FibroGen, Inc. of our report dated February 28, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in FibroGen, Inc.’s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 8, 2022

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